Exhibit 10.19

FORM OF

SUBLEASE GUARANTY
[NW 200_ _]

Dated as of [_____________]

from

PINNACLE AIRLINES CORP.

One Canadair CL-600-2B19 Aircraft

i

SUBLEASE GUARANTY
[NW 200_ _]

This SUBLEASE GUARANTY [NW 200_ _], dated as of [_____________] (as amended, modified or supplemented from time to time, this “Guaranty”), from PINNACLE AIRLINES CORP., a Delaware corporation (together with its permitted successors and assigns, the “Sublessee Guarantor”), to Northwest Airlines, Inc. (together with its successors and permitted assigns, the “Sublessor”).

WHEREAS, Pinnacle Airlines, Inc., a Georgia corporation (the “Sublessee”), a wholly-owned subsidiary of the  Sublessee Guarantor, wishes to enter into a Sublease Agreement [NW 200_ _], dated as of the date hereof (as amended, modified or supplemented from time to time, the “Sublease”), between the Sublessee and the Sublessor, initially relating to one (1) Bombardier Canadair CL–600–2B19 aircraft, together with two (2) General Electric CF34–3B1 engines (such aircraft and engines, and any substitute Airframe and Engines under the Sublease, being collectively referred to herein as the “Aircraft”); and

WHEREAS, it is a condition precedent to the obligations of the Sublessor to consummate the transactions contemplated by the Sublease that the Sublessee Guarantor execute and deliver this Guaranty; and

WHEREAS, the capitalized terms used herein that are not defined herein are used herein as defined in the Sublease;

NOW, THEREFORE, in order to induce the Sublessor to enter into the Sublease and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Guaranty.

(a)      The Sublessee Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Sublease and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, as primary obligor and not as surety merely, to the Sublessor, the payment by the Sublessee of all payment obligations when due under the Sublease (including, without limitation, Basic Rent and Supplemental Rent) (such obligations of the Sublessee guaranteed hereby being hereafter referred to, individually, as a “Financial Obligation” and, collectively, as the “Financial Obligations”) in accordance with the terms of the Sublease, and the timely performance of all other obligations of the Sublessee thereunder (individually, a “Nonfinancial Obligation” and, collectively, the “Nonfinancial Obligations” or, collectively with the Financial Obligations, the “Obligations”).  The Sublessee Guarantor does hereby agree that in the event that the Sublessee fails to pay any Financial Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Sublessee, or the disaffirmance with respect to the Sublessee of the Sublease in any such proceeding), the Sublessee Guarantor shall pay or cause to be paid immediately, upon the receipt of notice from the Sublessor (such notice to be sent to the Sublessee (to the extent the Sublessor is not stayed or prevented from doing so by operation of law) and the Sublessee Guarantor) stating that such Financial Obligation was not paid when due, the amount of such Financial Obligation.  The Sublessee Guarantor hereby agrees that in the event the Sublessee fails to perform any Nonfinancial Obligation for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Sublessee, or the disaffirmance with respect to the Sublessee of the Sublease in any such proceeding) on the date on which such Nonfinancial Obligation is required to be performed, the Sublessee Guarantor shall cause such Nonfinancial Obligation to be performed immediately following the receipt of notice from the Sublessor (such notice to be sent to the Sublessee (to the extent the Sublessor is not stayed or prevented from doing so by operation of law) and the Sublessee Guarantor) stating that such Nonfinancial Obligation was not performed when so required.

(b)     The obligations of the Sublessee Guarantor hereunder shall not be, to the fullest extent permitted by law, affected by, and the liability of the Sublessee Guarantor shall be absolute, unconditional and irrevocable irrespective of: (i) the genuineness, validity, legality, regularity or enforceability (or lack thereof) of any of the Sublessee’s obligations under the Sublease, (ii) any amendment, recission, waiver or other modification of, or any consent to departure from, the Sublease (except that any such amendment, other modification or consent shall be given effect in determining the obligations of the Sublessee Guarantor hereunder), (iii) any substitution, release, surrender, nonperfection or exchange of any collateral for, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty of any of the Obligations (except to the extent that such substitution, release, surrender, nonperfection or exchange or amendment, waiver, release or consent is undertaken in accordance with the terms of the Sublease) without the consent of the Sublessee Guarantor, (iv) any priority or preference to which any other obligations of the Sublessee may be entitled over the Sublessee’s obligations under the Sublease, (v) the failure of the Sublessor to assert any claim or demand or to enforce any right or remedy against the Sublessee or any other Person (including any other guarantor) under the provisions of the Sublease, or to exercise any right or remedy against any other guarantor of, or collateral securing any of the Obligations, (vi) any change in the time, manner or place of payment, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligation, (vii) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and Sublessee Guarantor’s obligations hereunder shall not be subject to (and the Sublessee Guarantor hereby waives any right to or claim of) any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations, or (viii) any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or Sublessee Guarantor including, without limitation, any defense arising out of any laws of the United States of America or any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of the Sublessee Guarantor hereunder.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of the Sublessee Guarantor hereunder:  (i) the extension of the time for or waiver of, at any time or from time to time, without notice to the Sublessee Guarantor, the Sublessee’s performance of or compliance with any of its obligations under the Sublease (except that such extension or waiver shall be given effect in determining the obligations of the Sublessee Guarantor hereunder), (ii) any assignment, transfer, sub-sublease or other arrangement by which the Sublessee transfers possession or loses control of the use of the Aircraft, (iii) any defect in the title, condition, design, operation or fitness for use of, or damage to or loss or destruction of, the Aircraft, whether or not due to the fault of the Sublessee, (iv) any merger or consolidation of the Sublessee or the Sublessee Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets or (v) any change in the ownership of any shares of capital stock of the Sublessee.

(c)      This Guaranty is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Sublessee any unpaid amounts due or otherwise to enforce performance by the Sublessee.  The Sublessee Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that the Sublessee Guarantor shall not be entitled to require, that the Sublessor (i) file suit or proceed to obtain or assert a claim for personal judgment against the Sublessee for the Obligations, or (ii) make any effort at collection of the Obligations from the Sublessee, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Obligations, or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Obligations, or make any effort at collection of the Obligations from any such other Person, or exercise or assert any other right or remedy to which the Sublessor is or may be entitled in connection with the Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of the Sublessee or any other Sublessee Guarantor or other Person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of the Sublessee Guarantor under this Guaranty or requiring payment of said Obligations by the Sublessee Guarantor hereunder, or at any time thereafter.

(d)     The Sublessee Guarantor agrees, to the fullest extent permitted by law, that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and the Sublessor (or any assignee thereof) shall be prevented by applicable law from exercising its remedies (or any of them) under Section 15 of the Sublease, the Sublessor (or any assignee thereof) shall be, nevertheless, entitled to receive hereunder from the Sublessee Guarantor, upon demand therefor the sums that would otherwise have been due from the Sublessee under the Sublease had such remedies been able to be exercised.  The Sublessee Guarantor hereby unconditionally waives, to the fullest extent permitted by law, any requirement that, as a condition precedent to the enforcement of the obligations of the Sublessee Guarantor hereunder, the Sublessee or all or any one or more of any other guarantors of any of the Obligations be joined as parties to any proceedings for the enforcement of any provision of this Guaranty.

2.             No Implied Third Party Beneficiaries.   This Guaranty shall not be deemed to create any right in any Person except the Sublessor and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

3.             Waiver; No Set-off; Reinstatement; Subrogation.   The Sublessee Guarantor waives notice of the acceptance of this Guaranty and of the performance or nonperformance by the Sublessee, demand for payment from the Sublessee or any other Person, notice of nonpayment or failure to perform on the part of the Sublessee, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof.  The obligations of the Sublessee Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Obligations hereunder and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that the Sublessee Guarantor may have at any time and from time to time against the Sublessor, whether in connection herewith or any unrelated transactions.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Financial Obligation is rescinded or must otherwise be returned by the Sublessor upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to the Sublessee or otherwise, all as though such payment had not been made.  The Sublessee Guarantor, by virtue of any payment or performance hereunder to the Sublessor, shall be subrogated to the Sublessor’s claim against the Sublessee or any other Person relating thereto; provided, however, that the Sublessee Guarantor shall not be entitled to receive payment from the Sublessee in respect of any claim against the Sublessee arising from a payment by the Sublessee Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to the Sublessee, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Sublessee, whether or not involving insolvency or bankruptcy proceedings, in which case the Obligations shall be paid and performed in full before any payment in respect of a claim by the Sublessee Guarantor against the Sublessee.

4.             Amendments, Etc.  No amendment of or supplement to this Guaranty, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Sublessee Guarantor and the Sublessor.

5.             Payments.  All payments by the Sublessee Guarantor hereunder in respect of any Obligation shall be made in Dollars and otherwise as provided in the Sublease.

6.             Representations and Warranties. The Sublessee Guarantor represents and warrants as of the Delivery Date as follows:

(a)           the Sublessee Guarantor owns and holds all of the issued and outstanding shares of the capital stock of the Sublessee;

(b)           the Sublessee Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute, deliver and perform its obligations under this Guaranty;

(c)           this Guaranty has been duly authorized, executed and delivered by the Sublessee Guarantor and constitutes the Sublessee Guarantor’s legal, valid and binding obligation, enforceable in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(d)           the execution and delivery of, and performance by the Sublessee Guarantor of its obligations under, this Guaranty (i) will not result in a violation of, or be in conflict with, or constitute a default or any event which would with notice or lapse of time or both become a default under, any provision of its charter or its by–laws, or any mortgage, indenture, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement relating to indebtedness of the Sublessee Guarantor by which the Sublessee Guarantor or its property is bound, or any contract, agreement or other instrument, a default under which might, individually or together with similar contracts, agreements or instruments by which the Sublessee Guarantor or its property is bound, materially affect the Sublessee Guarantor’s property or business or affect its ability to perform its obligations under this Guaranty, (ii) will not result in a violation of any statute, rule or regulation applicable to the Sublessee Guarantor or its property or by which it or its property may be bound, (iii) will not result in a violation of, or be in conflict with, or result in a breach of, any term or provision of any judgment, order, decree or award of any court, arbitrator or governmental or public instrumentality binding upon it or its property, and (iv) do not require the consent or approval of, the giving of notice to, or the taking of any other action with respect to, any state or federal agency or authority.

7.             Jurisdictional Matters.   The Sublessee Guarantor (a) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Guaranty brought by any party, and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Guaranty may not be enforced in or by such courts.

8.             Integration; Counterparts; Successors and Assigns; Headings.   This Guaranty (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Sublessee Guarantor and the Sublessor, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and assigns of the Sublessee Guarantor and shall inure to the benefit of, and shall be enforceable by, the Sublessor to the fullest extent permitted by applicable laws.  The headings in this Guaranty are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

9.             Notices.   All requests, notices or other communications hereunder shall be in writing, addressed as follows:

If to the Sublessee Guarantor:

to Pinnacle Airlines Corp.
1689 Nonconnah Blvd.
Suite 111
Memphis, TN  38132
Telecopy No.: (901) 348-4103

If to the Sublessor:

to the address or telecopy number set forth in the Sublease.

All requests, notices or other communications shall be given in the manner, and shall be effective at the times and under the terms, set forth in Section 17 of the Sublease.

10.          No Waivers.   No failure on the part of the Sublessor to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

11.          Survival.   All representations and warranties contained herein or made in writing by the Sublessee Guarantor in connection herewith shall survive the execution and delivery of this Guaranty regardless of any investigation made by the Sublessor or any other Person.

12.          Severability.   To the fullest extent permitted by applicable law, any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in the Sublease, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.          GOVERNING LAW.   THIS GUARANTY IS DELIVERED IN, AND SHALL (AND THE RIGHTS AND DUTIES OF THE SUBLESSEE GUARANTOR AND THE SUBLESSOR SHALL) IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  THIS GUARANTY SHALL BE DEEMED MADE WHEN DELIVERED IN NEW YORK, NEW YORK.

14.          Enforcement Expenses.   The Sublessee Guarantor agrees to pay to the Sublessor any and all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by the Sublessor in enforcing, or collecting under, this Guaranty.

15.          Termination.   Subject to the provisions of Section 3 hereof, this Guaranty shall terminate upon the indefeasible payment and performance in full of all of the Obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the date first hereinabove set forth.

PINNACLE AIRLINES CORP.

By:
Name:
Title:

Accepted as of the above date:

NORTHWEST AIRLINES, INC.,
as Sublessor

By:
Name:
Title: